UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 15, 2008

Merit Medical Systems, Inc.

(Exact name of registrant as specified in its charter)

Utah	0-18592	87-0447695
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1600 West Merit Parkway
South Jordan, Utah		84095
(Address of principal executive offices)		(Zip Code)

(801) 253-1600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 ITEM 7.01            REGULATION FD DISCLOSURE.

On January 15, 2008, Merit Medical Systems, Inc. (the “Company”) issued a press release entitled “Merit Medical to Report Results Ahead of Previously Announced Forecasts” (the “Release”) and, as disclosed in the Release, the Company held a conference call (the “Conference Call”) to discuss the information contained in the Release.  In the course of the Conference Call, which was open to the public, the Company provided additional information regarding the anticipated results of the Company’s operations for the quarter and year ended December 31, 2007, as well as its expectations for certain future periods.  In the interest of making such additional information available to those shareholders, members of the financial community and others who did not participate in the Conference Call, the Company is providing this summary of the principal information communicated in the course of the Conference Call.  The Company cautions that the following paragraphs contain a summary of the principal information that was conveyed in the Conference Call but was not contained in the Release; however, the following summary is not a transcript of the Conference Call, and does not contain all the information communicated in the Conference Call.  The Company encourages readers to listen to the Conference Call in its entirety.  The full Conference Call can be accessed through the Company’s website (www.merit.com).

In discussing the information presented in the Release, the Company’s management addressed certain implications of the financial information contained in the Release.  Among those implications, management indicated that they believe the Company’s 2008 gross margins will be approximately 150 basis points above the Company’s estimated 2007 gross margins, the Company’s 2008 net income is anticipated to increase by approximately 20% over estimated 2007 net income and the Company’s 2008 sales will increase by approximately 8% compared to its anticipated 2007 sales.  The Company attributed the anticipated gross margin increase to improvements in the efficiency of the Company’s processes, the realization of benefits resulting from increased automation of the Company’s manufacturing procedures, transfer of several product lines to contract manufacturers located in Mexico and increased sales in several key product lines.  In particular, the Company noted that it continued to experience significant sales growth in a number of its product lines.  Based on preliminary, unaudited information currently available to the Company, the Company anticipates that it will report that sales of inflation device sales increased by approximately 6% and 5% for the quarter and year ended December 31, 2007, respectively; custom kit and procedure tray sales did not increase for the quarter ended December 31, 2007, but increased 7% for the 2007 year; sales of stand-alone devices increased by 12% for both the quarter and year ended December 31, 2007; and catheter sales increased by approximately 15% and 18% for the quarter and year ended December 31, 2007.

With respect to the sales growth reported in the Release, the Company noted a meaningful increase in sales of the Company’s inflation devices and hemostasis valves.  The Company explained that the increased sales also reflected a shift in products sales mix, with increased sales of higher-margin products, as compared to the Company’s historical performance.  Based on the results reported, management expressed it belief that the Company will report sales of approximately $208 million for the year ended December 31, 1007, once it completes its internal review and its financial results for the year are audited by its independent certified public accounting firm.  Management also reported that the Company’s cash position at December 31, 2007 was approximately $17.6 million and had increased to approximately $20 million as of the date of the Conference Call.  Management noted the increase in the Company’s cash position despite the Company’s pursuit of its previously-announced stock repurchase program, its investment in capital improvements, including a European distribution center, and the completion of several acquisitions.

In responding to questions from participants on the Conference Call, the Company’s management indicated that the anticipated improvement in the Company’s financial results is also attributable to management’s expectations regarding the completion of several cost reduction initiatives, including ongoing process automation projects, the shift of some of the Company’s production operations to a contract manufacturer in Mexico and the transition of the Company’s sensor operations from northern California to the Company’s facilities in South Jordan , Utah.  Company management also expressed its view that a projection in the range of approximately $.17 in earnings per share for the quarter ended December 31, 2007 was reasonable.  Management cautioned, however, that this estimate is subject to final accounting review and could be impacted by a number of factors, including the effect of taxes.  Management also cautioned that the estimates discussed in the Conference Call were based on the market environment the Company has experienced during the third and fourth quarters of 2007, and did not give effect to changes in the sales environment for the Company’s products.

Management cautioned, however, that these estimates were subject to final accounting review and could be impacted by a number of factors, including the effect of taxes.  Management also cautioned that the estimates discussed in the Conference Call were based on the market environment the Company has experienced during the third and fourth quarters of 2007, and did not give effect to changes in the sales environment for the Company’s products.

Statements contained in this Report which are not purely historical, are forward-looking statements within the meaning of the Private Securities Litigation Act of 1995 and are subject to risks and uncertainties such as those described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.  Such risks and uncertainties include product recalls and product liability claims; infringement of the Company’s technology or the assertion that the Company’s technology infringes the rights of other parties; termination of relationships with suppliers, or failure of suppliers to perform; inability to successfully manage growth through acquisitions; delays in obtaining regulatory approvals, or the failure to maintain such approvals; concentration of the Company’s revenues among a few products and procedures; development of new products and technology that could render the Company’s products obsolete, market acceptance of new products, introduction of products in a timely fashion, price and product competition, availability of labor and materials, cost increases, and fluctuations in and obsolescence of inventory; volatility of the market price of the Company’s common stock; foreign currency fluctuations; key personnel; work stoppage or transportation risks;  modification or limitation of governmental or private insurance reimbursement, changes in health care markets related to health care reform initiatives; and other factors referred to in the Company’s Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission.  All subsequent forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements.  Actual results will differ, and may differ materially, from anticipated results.  Financial estimates are subject to change and are not intended to be relied upon as predictions of future operating results, and the Company assumes no obligation to update or disclose revisions to those estimates

The information in this Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability of that section. The information in this Report shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIT MEDICAL SYSTEMS, INC.

Date: January 16, 2008	By:	/s/ Kent W. Stanger
Chief Financial Officer, Secretary and Treasurer